WesBanco Announces Second Quarter 2021 Financial Results

Wheeling, WV, July 27, 2021 – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and six months ended June 30, 2021.  Net income available to common shareholders for the period was $68.1 million, with diluted earnings per share of $1.01, compared to $4.5 million and $0.07 per diluted share, respectively, for the second quarter of 2020.  For the six months ended June 30, 2021, net income was $138.6 million, or $2.06 per diluted share, compared to $27.9 million, or $0.41 per diluted share, for the 2020 period.    Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses, for the three months ended June 30, 2021, was $69.0 million, or $1.03 per diluted share, as compared to $4.9 million and $0.07 per diluted share, respectively, in the prior year quarter (non-GAAP measures).  On the same basis, net income for the six months ended June 30, 2021 was $140.3 million, or $2.09 per diluted share, as compared to $32.3 million, or $0.48 per diluted share, in the prior year period (non-GAAP measures).

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2021		2020		2021		2020
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (Non-GAAP)(1)	$69,022	$1.03	$4,858	$0.07	$140,279	$2.09	$32,334	$0.48
Less: After tax restructuring and merger-related expenses	(965)	(0.02)	(370)	-	(1,638)	(0.03)	(4,450)	(0.07)
Net income available to common shareholders (GAAP)	$68,057	$1.01	$4,488	$0.07	$138,641	$2.06	$27,884	$0.41
(1)	See non-GAAP financial measures for additional information relating to the calculation of these items.

WesBanco believes that pre-tax, pre-provision income (“PTPP”) (non-GAAP measure) provides a more comparable year-over-year measure as it removes the provision for credit losses to improve comparability from period-to-period.  For the three months ended June 30, 2021, PTPP, excluding restructuring and merger-related expenses, increased 3.8% year-over-year to $69.4 million, as compared to $66.8 million for the prior period.  In addition, on the same basis, the PTPP return on average assets was 1.63% for the three months ended June 30, 2021, as compared to 1.61% in the prior year period.  For the six months ended June 30, 2021, PTPP income, excluding restructuring and merger-related expenses, increased 3.7% year-over-year to $133.6 million, as compared to $128.8 million for the prior period.

Financial and operational highlights during the quarter ended June 30, 2021:

•	Deposit growth, excluding certificates of deposit (“CDs”), was 14.0% year-over-year, driven by growth in demand deposits
•	Trust assets under management increased 22.2% year-over-year to a record $5.5 billion, which was driven by both market appreciation and organic growth
•	Continued expense management demonstrated by a year-to-date efficiency ratio of 55.33% (non-GAAP measure)
•

Improving macro-economic factors favorably impacted the provision for credit losses under the Current Expected Credit Losses (“CECL”) methodology, which drove both the net benefit in the provision for credit losses and the reduction in allowance for credit losses during the quarter

•

Key credit quality metrics such as non-performing assets, past due loans, and net loan charge-offs, as percentages of total portfolio loans, have remained at low levels and favorable to peer bank averages, those with total assets between $10 billion and $25 billion (based upon the prior four quarters)

•	During the quarter, we purchased approximately 1.5 million shares of our common stock on the open market under existing share repurchase authorizations
•	WesBanco Bank was named, for the third year in a row, one of the world’s best banks in an independent ranking based solely on customer satisfaction and feedback
•

We anticipate our core banking software system conversion to be completed during the third quarter, which will provide enhanced products and services for our customers, as well as improved operational efficiencies

“We are pleased with WesBanco’s performance during the second quarter of 2021 as we continue to deliver pre-tax, pre-provision earnings growth,” said Todd F. Clossin, President and Chief Executive Officer of WesBanco.  “Our financial performance this quarter was again driven by strong fee income growth and disciplined expense management.  In addition, we remain focused on ensuring a strong organization for our shareholders and will continue to appropriately return capital to them.”

Mr. Clossin added, “The successful execution of our growth and diversification plans has enabled WesBanco to transform into an emerging regional financial institution with the majority of our organization in higher growth markets.  This diversification, combined with our experienced teams, make us well-positioned to drive loan growth once the excess liquidity throughout our economies is absorbed.  In fact, we have continued to make strategic hires across our organization and markets in order to strengthen our teams and enhance our ability to leverage growth opportunities once they fully return.”

Balance Sheet

Portfolio loans of $10.4 billion as of June 30, 2021 decreased 6.5% when compared to the prior year period, due primarily to forgiveness of approximately $662 million of SBA Payroll Protection Program (“SBA PPP”) loans and lower residential real estate and consumer loans.  Further, when excluding SBA PPP loans, total loans decreased 4.1% year-over-year and 0.7% sequentially. During the second quarter, approximately 2,320 customers applied for and received forgiveness of their SBA PPP loans totaling $327 million; while our lenders assisted more than 780 businesses with Round 2 SBA PPP loans totaling approximately $27 million, through its conclusion at the end of May.

Total deposits increased 9.3% year-over-year to $13.3 billion due primarily to stimulus funds previously received by our customers and increased personal savings, which more than offset a $324.5 million reduction in CDs.  Deposits, excluding CDs, increased 14.0% year-over-year, driven by a 14.4% increase in total demand deposits, which represent approximately 57% of total deposits.

Credit Quality

As of June 30, 2021, total loans past due, non-performing loans, and non-performing assets as percentages of the portfolio and total assets have remained relatively low and consistent throughout the last five quarters.  In addition, we realized annualized net loan recoveries to average loans of three basis points.  Reflecting improved macroeconomic factors and qualitative adjustments in the CECL calculation, the allowance for credit losses specific to total portfolio loans at June 30, 2021 was $140.7 million, or 1.36% of total loans; or, when excluding SBA PPP loans, 1.43% of total portfolio loans.  The improvements in these macroeconomic factors resulted in a negative provision for credit losses of $21.0 million for the second quarter of 2021.

Net Interest Margin and Income

The net interest margin of 3.12% for the second quarter of 2021 decreased 15 basis points sequentially and 20 basis points from the second quarter of 2020, primarily due to the lower interest rate environment, and a mix shift of higher securities as a percentage of total assets.  As a result of higher cash balances from additional stimulus funds received by our customers and their higher personal savings creating extra liquidity, investment securities increased by $1.0 billion year-over-year and represent approximately 23% of total assets, as of June 30, 2021.  Reflecting the significantly lower interest rate environment, we aggressively reduced our deposit rates throughout the past year, which helped to lower deposit funding costs 13 basis points year-over-year to 17 basis points for the second quarter of 2021, or 12 basis points when including non-interest bearing deposits. The total cost of deposits was down 2 basis points sequentially.  Furthermore, we continued to lower the cost of FHLB borrowings, down 17 basis points quarter-over-quarter, as second quarter average borrowings declined $0.1 billion, or 20.1%, from the first quarter to $0.4 billion, which have a remaining average life of less than one year.  Accretion from acquisitions benefited the second quarter net interest margin by 12 basis points, as compared to 19 basis points in the prior year period and 13 basis points during the first quarter of 2021.  Lastly, the forgiveness of existing and funding of new SBA PPP loans benefited the second quarter of 2021 net interest margin by a net 5 basis points, and should positively impact the net interest margin as the loans are forgiven during the next few quarters.

Net interest income decreased $3.2 million, or 2.7%, during the second quarter of 2021, as compared to the same quarter of 2021, reflecting lower loan yields due to repricing of existing loans and lower new offered rates in the current market environment, lower accretion from purchase accounting, and lower rates on new investment securities purchased, partially offset by lower interest paid on deposits and borrowings as described above.  For the six months ended June 30, 2021, net interest income decreased $6.8 million, or 2.9%, due to the reasons discussed for the three-month period comparison.

Non-Interest Income

For the second quarter of 2021, non-interest income of $36.1 million increased $3.3 million, or 9.9%, from the second quarter of 2020, driven primarily by a net gain on other real estate owned and other assets, electronic banking fees, and trust fees, which were partially offset by lower other income and net securities gains.  The net gain on other real estate owned and other assets of $4.0 million was due to a gain earned on an investment made by WesBanco’s Community Development Corporation in a start-up firm more than ten years ago that was recently acquired by a public company.  Electronic banking fees increased $1.0 million, or 24.4%, due primarily to increased point-of-sale transactions and ATM volumes.  Trust fees increased $0.9 million, or 15.3%, due to market value appreciation and organic growth.  Loan swap-related income, which is recorded in other income, of $1.0 million was offset during the quarter by a negative $1.0 million of fair market value adjustments, as compared, respectively, to $3.5 million and a negative $0.5 million last year.

Primarily reflecting the items discussed above, non-interest income, for the six months ended June 30, 2021, increased $8.5 million, or 13.9%.  In addition, reflecting the low interest rate environment and organic growth, mortgage banking fees increased $3.3 million, or 37.3%, compared to the prior year period, net of fair value adjustments, while service charges on deposits were lower due to higher consumer deposits associated with the three rounds of stimulus to-date and lower general consumer spending, resulting in fewer eligible account fees.

Non-Interest Expense

Total operating expenses continued to be well-controlled through company-wide efforts to effectively manage discretionary costs and full-time equivalent employee counts, as demonstrated by a year-to-date efficiency ratio of 55.33%.  Excluding restructuring and merger-related expenses, non-interest expense for the three months ended June 30, 2021 decreased $2.4 million, or 2.9%, to $82.6 million compared to the prior year period, primarily due to lower FDIC insurance expense, as well as continuing cost control measures over certain discretionary expenses.  FDIC insurance expense decreased $2.2 million, or 92.4%, due to certain prior period reporting adjustments resulting in a $1.0 million refund and improved risk factors.  Equipment and software expense for the second quarter of 2021 increased $1.6 million, or 27.2%, year-over-year due to increased asset size and the SBA PPP loan program.  Other operating expenses decreased $1.1 million, or 6.1%, reflecting a $0.8 million state franchise tax refund.

On a similar basis, non-interest expense during the first half of 2021 decreased $3.1 million, or 1.8%, compared to the prior year period, due primarily to lower salaries and wages from financial center closures during the past year, lower FDIC insurance, and discretionary cost control which more than offset higher equipment and software costs, higher marketing expense from product advertising and brand awareness campaigns that were delayed from 2020 due to the COVID-19 pandemic, and mid-2020 annual salary increases.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards.  At June 30, 2021, Tier I leverage was 10.42%, Tier I risk-based capital ratio was 15.15%, common equity Tier 1 capital ratio (“CET 1”) was 13.83%, and total risk-based capital was 17.68%.

During the second quarter of 2021, WesBanco repurchased 1,478,882 shares of its outstanding common stock on the open market at a total cost of $55.6 million.  As of June 30, 2021, approximately 1.9 million shares remained for repurchase under existing share repurchase authorizations.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the second quarter of 2021 at 10:00 a.m. ET on Wednesday, July 28, 2021.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com.  Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10150982.  The replay will begin at approximately 12:00 p.m. ET on July 28, and end at 12 a.m. ET on August 11.  An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2020 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarter ended March 31, 2021, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions including the effects of the COVID-19 pandemic; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses; efficiency ratio; return on average assets; and return on average tangible equity.  WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel.  Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share.  Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively.  In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, WesBanco provides trust, wealth management, securities brokerage, and private banking services through our century-old Trust and Investment Services department, with approximately $5.5 billion of assets under management (as of June 30, 2021).  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 206 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia.  Additionally, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

SOURCE:  WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor and Public Relations

304-905-7021

###

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Six Months Ended
STATEMENT OF INCOME	June 30,			June 30,
	2021	2020	% Change	2021	2020	% Change
Interest and dividend income
Loans, including fees	$105,968	$115,068	(7.9)	$215,327	$234,571	(8.2)
Interest and dividends on securities:
Taxable	12,900	14,047	(8.2)	24,027	31,034	(22.6)
Tax-exempt	3,952	4,302	(8.1)	7,862	8,758	(10.2)
Total interest and dividends on securities	16,852	18,349	(8.2)	31,889	39,792	(19.9)
Other interest income	507	1,277	(60.3)	1,166	2,779	(58.0)
Total interest and dividend income	123,327	134,694	(8.4)	248,382	277,142	(10.4)
Interest expense
Interest bearing demand deposits	1,009	1,350	(25.3)	2,052	4,745	(56.8)
Money market deposits	551	879	(37.3)	1,130	3,231	(65.0)
Savings deposits	261	297	(12.1)	525	1,220	(57.0)
Certificates of deposit	2,026	3,514	(42.3)	4,396	7,568	(41.9)
Total interest expense on deposits	3,847	6,040	(36.3)	8,103	16,764	(51.7)
Federal Home Loan Bank borrowings	1,781	7,293	(75.6)	4,195	15,525	(73.0)
Other short-term borrowings	40	279	(85.7)	159	1,149	(86.2)
Subordinated debt and junior subordinated debt	1,804	2,069	(12.8)	3,593	4,530	(20.7)
Total interest expense	7,472	15,681	(52.3)	16,050	37,968	(57.7)
Net interest income	115,855	119,013	(2.7)	232,332	239,174	(2.9)
Provision for credit losses	(21,025)	61,841	(134.0)	(48,984)	91,661	(153.4)
Net interest income after provision for credit losses	136,880	57,172	139.4	281,316	147,513	90.7
Non-interest income
Trust fees	7,148	6,202	15.3	14,780	13,154	12.4
Service charges on deposits	4,876	4,323	12.8	9,770	10,940	(10.7)
Electronic banking fees	5,060	4,066	24.4	9,426	8,320	13.3
Net securities brokerage revenue	1,829	1,384	32.2	3,352	3,063	9.4
Bank-owned life insurance	1,707	1,752	(2.6)	3,416	3,521	(3.0)
Mortgage banking income	7,830	7,531	4.0	12,094	8,807	37.3
Net securities gains	477	1,299	(63.3)	756	2,790	(72.9)
Net gain (loss) on other real estate owned and other assets	4,014	(66)	NM	4,189	103	NM
Other income	3,171	6,369	(50.2)	11,537	10,171	13.4
Total non-interest income	36,112	32,860	9.9	69,320	60,869	13.9
Non-interest expense
Salaries and wages	37,435	36,773	1.8	74,324	75,683	(1.8)
Employee benefits	9,268	10,138	(8.6)	19,534	20,511	(4.8)
Net occupancy	6,427	6,634	(3.1)	13,605	13,717	(0.8)
Equipment and software	7,281	5,722	27.2	14,045	11,761	19.4
Marketing	1,802	1,567	15.0	4,185	2,705	54.7
FDIC insurance	181	2,395	(92.4)	1,462	4,508	(67.6)
Amortization of intangible assets	2,873	3,365	(14.6)	5,769	6,739	(14.4)
Restructuring and merger-related expense	1,222	468	161.1	2,074	5,633	(63.2)
Other operating expenses	17,323	18,440	(6.1)	35,141	35,578	(1.2)
Total non-interest expense	83,812	85,502	(2.0)	170,139	176,835	(3.8)
Income before provision for income taxes	89,180	4,530	NM	180,497	31,547	472.2
Provision for income taxes	18,592	42	NM	36,793	3,663	904.4
Net Income	70,588	4,488	NM	143,704	27,884	415.4
Preferred stock dividends	2,531	-	100.0	5,063	-	100.0
Net income available to common shareholders	$68,057	$4,488	NM	$138,641	$27,884	397.2

Taxable equivalent net interest income	$116,906	$120,156	(2.7)	$234,423	$241,502	(2.9)

Per common share data
Net income per common share - basic	$1.02	$0.07	NM	$2.07	$0.41	404.9
Net income per common share - diluted	1.01	0.07	NM	2.06	0.41	402.4
Net income per common share - diluted, excluding certain items (1)(2)	1.03	0.07	NM	2.09	0.48	335.4
Dividends declared	0.33	0.32	3.1	0.66	0.64	3.1
Book value (period end)	39.96	38.23	4.5	39.96	38.23	4.5
Tangible book value (period end) (1)	22.61	21.10	7.2	22.61	21.10	7.2
Average common shares outstanding - basic	66,894,398	67,104,628	(0.3)	67,078,036	67,295,589	(0.3)
Average common shares outstanding - diluted	67,066,592	67,181,755	(0.2)	67,239,548	67,410,460	(0.3)
Period end common shares outstanding	65,970,149	67,211,192	(1.8)	65,970,149	67,211,192	(1.8)
Period end preferred shares outstanding	150,000	-	100.0	150,000	-	100.0

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Selected ratios
	For the Six Months Ended
	June 30,
	2021	2020	% Change
Return on average assets	1.66%	0.35%	374.29%
Return on average assets, excluding
after-tax restructuring and merger-related expenses (1)	1.68	0.40	320.00
Return on average equity	10.04	2.16	364.81
Return on average equity, excluding
after-tax restructuring and merger-related expenses (1)	10.15	2.50	306.00
Return on average tangible equity (1)	17.62	4.56	286.40
Return on average tangible equity, excluding
after-tax restructuring and merger-related expenses (1)	17.82	5.17	244.68
Return on average tangible common equity (1)	19.32	4.56	323.68
Return on average tangible common equity, excluding
after-tax restructuring and merger-related expenses (1)	19.54	5.17	277.95
Yield on earning assets (2)	3.41	3.96	(13.89)
Cost of interest bearing liabilities	0.34	0.77	(55.84)
Net interest spread (2)	3.07	3.19	(3.76)
Net interest margin (2)	3.19	3.42	(6.73)
Efficiency (1) (2)	55.33	56.62	(2.28)
Average loans to average deposits	82.47	93.18	(11.49)
Annualized net loan charge-offs/average loans	(0.00)	0.13	(100.00)
Effective income tax rate	20.38	11.61	75.54

	For the Quarter Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2021	2021	2020	2020	2020
Return on average assets	1.60%	1.72%	1.21%	0.98%	0.11%
Return on average assets, excluding
after-tax restructuring and merger-related expenses (1)	1.62	1.74	1.22	1.05	0.12
Return on average equity	9.74	10.33	7.28	6.17	0.69
Return on average equity, excluding
after-tax restructuring and merger-related expenses (1)	9.88	10.43	7.33	6.60	0.75
Return on average tangible equity (1)	17.04	18.22	13.18	11.56	1.98
Return on average tangible equity, excluding
after-tax restructuring and merger-related expenses (1)	17.27	18.39	13.28	12.31	2.08
Return on average tangible common equity (1)	18.67	20.00	14.49	12.21	1.98
Return on average tangible common equity, excluding					.
after-tax restructuring and merger-related expenses (1)	18.92	20.18	14.60	13.00	2.08
Yield on earning assets (2)	3.32	3.51	3.61	3.66	3.75
Cost of interest bearing liabilities	0.31	0.37	0.45	0.53	0.63
Net interest spread (2)	3.01	3.14	3.16	3.13	3.12
Net interest margin (2)	3.12	3.27	3.31	3.31	3.32
Efficiency (1) (2)	53.97	56.71	57.06	55.23	55.57
Average loans to average deposits	79.82	85.27	89.64	90.88	91.87
Annualized net loan charge-offs and recoveries /average loans	(0.03)	0.02	0.02	(0.00)	0.07
Effective income tax rate	20.85	19.93	18.13	15.66	0.93
Trust assets, market value at period end	$5,480,995	$5,244,370	$5,025,565	$4,649,054	$4,487,042

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments.   WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

					% Change
	June 30,			December 31,	December 31, 2020
Balance sheets	2021	2020	% Change	2020	to June 30, 2021
Assets
Cash and due from banks	$208,992	$219,022	(4.6)	$184,361	13.4
Due from banks - interest bearing	637,312	671,312	(5.1)	721,086	(11.6)
Securities:
Equity securities, at fair value	13,494	12,277	9.9	13,047	3.4
Available-for-sale debt securities, at fair value	2,964,264	2,073,949	42.9	1,978,136	49.9
Held-to-maturity debt securities (fair values of $934,487; $802,666 and $768,183, respectively)	902,172	766,416	17.7	731,212	23.4
Allowance for credit losses, held-to-maturity debt securities	(227)	(817)	72.2	(326)	30.4
Net held-to-maturity debt securities	901,945	765,599	17.8	730,886	23.4
Total securities	3,879,703	2,851,825	36.0	2,722,069	42.5
Loans held for sale	41,461	53,324	(22.2)	168,378	(75.4)
Portfolio loans:
Commercial real estate	5,705,246	5,694,457	0.2	5,705,392	(0.0)
Commercial and industrial	2,119,186	2,496,096	(15.1)	2,407,438	(12.0)
Residential real estate	1,625,632	1,893,544	(14.1)	1,720,961	(5.5)
Home equity	631,059	646,323	(2.4)	646,387	(2.4)
Consumer	276,069	343,723	(19.7)	309,055	(10.7)
Total portfolio loans, net of unearned income	10,357,192	11,074,143	(6.5)	10,789,233	(4.0)
Allowance for credit losses - loans	(140,730)	(168,475)	16.5	(185,827)	24.3
Net portfolio loans	10,216,462	10,905,668	(6.3)	10,603,406	(3.6)
Premises and equipment, net	235,227	255,306	(7.9)	249,421	(5.7)
Accrued interest receivable	64,020	59,151	8.2	66,790	(4.1)
Goodwill and other intangible assets, net	1,157,322	1,166,853	(0.8)	1,163,091	(0.5)
Bank-owned life insurance	309,454	303,022	2.1	306,038	1.1
Other assets	216,914	269,912	(19.6)	240,970	(10.0)
Total Assets	$16,966,867	$16,755,395	1.3	$16,425,610	3.3
Liabilities
Deposits:
Non-interest bearing demand	$4,409,221	$4,067,903	8.4	$4,070,835	8.3
Interest bearing demand	3,214,484	2,596,132	23.8	2,839,536	13.2
Money market	1,771,686	1,610,248	10.0	1,685,927	5.1
Savings deposits	2,438,328	2,103,154	15.9	2,214,565	10.1
Certificates of deposit	1,484,536	1,809,016	(17.9)	1,618,510	(8.3)
Total deposits	13,318,255	12,186,453	9.3	12,429,373	7.2
Federal Home Loan Bank borrowings	313,960	1,129,631	(72.2)	549,003	(42.8)
Other short-term borrowings	135,267	390,777	(65.4)	241,950	(44.1)
Subordinated debt and junior subordinated debt	192,571	192,080	0.3	192,291	0.1
Total borrowings	641,798	1,712,488	(62.5)	983,244	(34.7)
Accrued interest payable	3,342	6,040	(44.7)	4,314	(22.5)
Other liabilities	222,636	280,893	(20.7)	251,942	(11.6)
Total Liabilities	14,186,031	14,185,874	(0.0)	13,668,873	3.8
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized in 2021 and 2020, respectively; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding at June 30, 2021 and December 31, 2020 and 0 shares issued and outstanding at June 30, 2020, respectively.	144,484	-	100.0	144,484	(0.0)
Common stock, $2.0833 par value; 100,000,000 shares authorized in 2021 and 2020, respectively; 68,081,306, 68,078,116 and 68,081,306 shares issued, respectively; 65,970,149, 67,211,192 and 67,254,706 shares outstanding, respectively	141,834	141,827	0.0	141,834	-
Capital surplus	1,632,460	1,633,079	(0.0)	1,634,815	(0.1)
Retained earnings	925,977	782,990	18.3	831,688	11.3
Treasury stock (2,111,157, 866,924 and 826,600 shares - at cost, respectively)	(74,996)	(27,518)	(172.5)	(25,949)	(189.0)
Accumulated other comprehensive income	12,586	40,516	(68.9)	31,359	(59.9)
Deferred benefits for directors	(1,509)	(1,373)	(9.9)	(1,494)	(1.0)
Total Shareholders' Equity	2,780,836	2,569,521	8.2	2,756,737	0.9
Total Liabilities and Shareholders' Equity	$16,966,867	$16,755,395	1.3	$16,425,610	3.3

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	June 30,	March 31,
Balance sheets	2021	2021	% Change
Assets
Cash and due from banks	$208,992	$209,040	(0.0)
Due from banks - interest bearing	637,312	550,008	15.9
Securities:
Equity securities, at fair value	13,494	13,123	2.8
Available-for-sale debt securities, at fair value	2,964,264	2,775,212	6.8
Held-to-maturity debt securities (fair values of $934,487 and 839,872, respectively)	902,172	813,740	10.9
Allowance for credit losses, held-to-maturity debt securities	(227)	(290)	21.7
Net held-to-maturity debt securities	901,945	813,450	21.7
Total securities	3,879,703	3,601,785	10.9
Loans held for sale	41,461	153,520	7.7
Portfolio loans:
Commercial real estate	5,705,246	5,712,742	(0.1)
Commercial and industrial	2,119,186	2,422,735	(12.5)
Residential real estate	1,625,632	1,644,422	(1.1)
Home equity	631,059	634,018	(0.5)
Consumer	276,069	289,395	(4.6)
Total portfolio loans, net of unearned income	10,357,192	10,703,312	(3.2)
Allowance for credit losses - loans	(140,730)	(160,040)	12.1
Net portfolio loans	10,216,462	10,543,272	(3.1)
Premises and equipment, net	235,227	239,863	(1.9)
Accrued interest receivable	64,020	68,896	(7.1)
Goodwill and other intangible assets, net	1,157,322	1,160,195	(0.2)
Bank-owned life insurance	309,454	307,747	0.6
Other assets	216,914	223,462	(2.9)
Total Assets	$16,966,867	$17,057,788	(0.5)
Liabilities
Deposits:
Non-interest bearing demand	$4,409,221	$4,460,049	(1.1)
Interest bearing demand	3,214,484	3,126,186	2.8
Money market	1,771,686	1,771,703	(0.0)
Savings deposits	2,438,328	2,373,987	2.7
Certificates of deposit	1,484,536	1,555,074	(4.5)
Total deposits	13,318,255	13,286,999	0.2
Federal Home Loan Bank borrowings	313,960	433,984	(27.7)
Other short-term borrowings	135,267	137,218	(1.4)
Subordinated debt and junior subordinated debt	192,571	192,430	0.1
Total borrowings	641,798	763,632	(16.0)
Accrued interest payable	3,342	3,224	3.7
Other liabilities	222,636	218,411	1.9
Total Liabilities	14,186,031	14,272,266	(0.6)
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding at June 30,2021 and March 31, 2021, respectively	144,484	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 68,081,306 and 68,081,306 shares issued, respectively; 65,970,149 and 67,282,134 shares outstanding, respectively	141,834	141,834	-
Capital surplus	1,632,460	1,636,103	(0.2)
Retained earnings	925,977	879,786	5.3
Treasury stock (2,111,157 and 799,172 shares - at cost)	(74,996)	(24,989)	(200.1)
Accumulated other comprehensive income	12,586	9,803	28.4
Deferred benefits for directors	(1,509)	(1,499)	(0.7)
Total Shareholders' Equity	2,780,836	2,785,522	(0.2)
Total Liabilities and Shareholders' Equity	$16,966,867	$17,057,788	(0.5)

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2021		2020		2021		2020
Average balance sheet and net interest margin analysis	Average	Average	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$696,967	0.09%	$637,979	0.17%	$736,387	0.09%	$385,755	0.35%
Loans, net of unearned income (1)	10,641,970	3.99	10,955,694	4.22	10,765,483	4.03	10,665,441	4.42
Securities: (2)
Taxable	3,042,009	1.70	2,288,409	2.47	2,676,198	1.81	2,432,539	2.57
Tax-exempt (3)	599,980	3.34	622,637	3.52	590,144	3.40	634,612	3.51
Total securities	3,641,989	1.97	2,911,046	2.69	3,266,342	2.10	3,067,151	2.76
Other earning assets	28,702	4.95	71,493	5.68	30,958	5.45	70,537	6.02
Total earning assets (3)	15,009,628	3.32%	14,576,212	3.75%	14,799,170	3.41%	14,188,884	3.96%
Other assets	2,032,519		2,138,999		2,041,154		2,061,191
Total Assets	$17,042,147		$16,715,211		$16,840,324		$16,250,075

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$3,147,915	0.13%	$2,558,768	0.21%	$3,059,830	0.14%	$2,450,605	0.39%
Money market accounts	1,774,556	0.12	1,603,395	0.22	1,750,194	0.13	1,573,579	0.41
Savings deposits	2,414,824	0.04	2,060,392	0.06	2,353,083	0.04	2,006,940	0.12
Certificates of deposit	1,519,590	0.53	1,846,929	0.77	1,551,692	0.57	1,918,189	0.79
Total interest bearing deposits	8,856,885	0.17	8,069,484	0.30	8,714,799	0.19	7,949,313	0.42
Federal Home Loan Bank borrowings	390,020	1.83	1,381,093	2.12	438,932	1.93	1,426,134	2.19
Other borrowings	130,171	0.12	365,793	0.31	160,753	0.20	350,917	0.66
Subordinated debt and junior subordinated debt	192,483	3.76	192,021	4.33	192,412	3.77	195,257	4.67
Total interest bearing liabilities (4)	9,569,559	0.31%	10,008,391	0.63%	9,506,896	0.34%	9,921,621	0.77%
Non-interest bearing demand deposits	4,474,784		3,856,291		4,338,546		3,496,784
Other liabilities	196,350		247,591		208,861		233,166
Shareholders' equity	2,801,455		2,602,938		2,786,021		2,598,504
Total Liabilities and Shareholders' Equity	$17,042,147		$16,715,211		$16,840,324		$16,250,075
Taxable equivalent net interest spread		3.01%		3.12%		3.07%		3.19%
Taxable equivalent net interest margin		3.12%		3.32%		3.19%		3.42%

(1) Gross of allowance for loan losses and net of unearned income,  Includes non-accrual and loans held for sale.  Loan fees included in interest income on loans were $6.5 million and $2.6 million for the three months ended June 30, 2021 and 2020, respectively, and were $14.7 million and $3.3 million for the six months ended June 30, 2021 and 2020, respectively.  As part of loan fees, PPP loan fees were $7.8 million and $2.1 million for the three months ended June 30, 2021 and 2020, respectively and $17.7 million and $2.1 million for the six months ended June 30, 2021 and 2020, respectively.  Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $3.8 million and $4.1 million for the three months ended June 30, 2021 and 2020, respectively. and $7.3 million and $8.2 million for the six months ended June 30, 2021 and 2020, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $0.8 million and $2.6 million for the three months ended June 30, 2021 and 2020, respectively, and $1.9 million and $6.0 million for the six months ended June 30, 2021 and 2020, respectively.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	Quarter Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Statement of Income	2021	2021	2020	2020	2020
Interest and dividend income
Loans, including fees	$105,968	$109,358	$114,582	$116,524	$115,068
Interest and dividends on securities:
Taxable	12,900	11,127	10,892	11,669	14,047
Tax-exempt	3,952	3,910	4,059	4,182	4,302
Total interest and dividends on securities	16,852	15,037	14,951	15,851	18,349
Other interest income	507	659	945	1,282	1,277
Total interest and dividend income	123,327	125,054	130,478	133,657	134,694
Interest expense
Interest bearing demand deposits	1,009	1,043	1,099	1,225	1,350
Money market deposits	551	578	678	707	879
Savings deposits	261	264	280	303	297
Certificates of deposit	2,026	2,370	2,797	3,197	3,514
Total interest expense on deposits	3,847	4,255	4,854	5,432	6,040
Federal Home Loan Bank borrowings	1,781	2,414	3,719	5,457	7,293
Other short-term borrowings	40	118	275	304	279
Subordinated debt and junior subordinated debt	1,804	1,789	1,918	1,871	2,069
Total interest expense	7,472	8,576	10,766	13,064	15,681
Net interest income	115,855	116,478	119,712	120,593	119,013
Provision for credit losses	(21,025)	(27,958)	(209)	16,288	61,841
Net interest income after provision for credit losses	136,880	144,436	119,921	104,305	57,172
Non-interest income
Trust fees	7,148	7,631	6,754	6,426	6,202
Service charges on deposits	4,876	4,894	5,671	5,332	4,323
Electronic banking fees	5,060	4,365	4,424	4,780	4,066
Net securities brokerage revenue	1,829	1,524	1,402	1,725	1,384
Bank-owned life insurance	1,707	1,709	1,750	2,088	1,752
Mortgage banking income	7,830	4,264	5,442	8,488	7,531
Net securities gains	477	279	691	787	1,299
Net gain / (loss) on other real estate owned and other assets	4,014	175	18	(19)	(66)
Other income	3,171	8,367	6,553	5,005	6,369
Total non-interest income	36,112	33,208	32,705	34,612	32,860
Non-interest expense
Salaries and wages	37,435	36,890	39,140	38,342	36,773
Employee benefits	9,268	10,266	10,608	10,604	10,138
Net occupancy	6,427	7,177	6,771	7,092	6,634
Equipment and software	7,281	6,765	6,810	6,229	5,722
Marketing	1,802	2,384	1,675	1,577	1,567
FDIC insurance	181	1,282	1,278	1,948	2,395
Amortization of intangible assets	2,873	2,896	3,327	3,346	3,365
Restructuring and merger-related expense	1,222	851	484	3,608	468
Other operating expenses	17,323	17,816	17,976	17,198	18,440
Total non-interest expense	83,812	86,327	88,069	89,943	85,502
Income before provision for income taxes	89,180	91,317	64,557	48,974	4,530
Provision for income taxes	18,592	18,202	11,703	7,669	42
Net Income	70,588	73,115	52,854	41,305	4,488
Preferred stock dividends	2,531	2,531.25	2,643.75	-	-
Net income available to common shareholders	$68,057	$70,584	$50,210	$41,305	$4,488

Taxable equivalent net interest income	$116,906	$117,517	$120,790	$121,705	$120,156

Per common share data
Net income per common share - basic	$1.02	$1.05	$0.75	$0.61	$0.07
Net income per common share - diluted	1.01	1.05	0.75	0.61	0.07
Net income per common share - diluted, excluding certain items (1)(2)	1.03	1.06	0.76	0.66	0.07
Dividends declared	0.33	0.33	0.32	0.32	0.32
Book value (period end)	39.96	39.25	38.84	38.51	38.23
Tangible book value (period end) (1)	22.61	22.21	21.75	21.39	21.10
Average common shares outstanding - basic	66,894,398	67,263,714	67,238,005	67,214,759	67,104,628
Average common shares outstanding - diluted	67,066,592	67,335,418	67,304,442	67,269,303	67,181,756
Period end common shares outstanding	65,970,149	67,282,134	67,254,706	67,216,012	67,211,192
Period end preferred shares outstanding	150,000	150,000	150,000	150,000	-
Full time equivalent employees	2,459	2,490	2,612	2,618	2,676

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
Asset quality data	2021		2021		2020		2020		2020
Non-performing assets:
Troubled debt restructurings - accruing	$5,799		$3,563		$3,927		$4,191		$5,105
Non-accrual loans:
Troubled debt restructurings	1,664		1,768		1,828		1,818		1,339
Other non-accrual loans	34,548		32,807		35,052		35,448		34,119
Total non-accrual loans	36,212		34,575		36,880		37,266		35,458
Total non-performing loans	42,011		38,138		40,807		41,457		40,563
Other real estate and repossessed assets	773		393		549		738		1,212
Total non-performing assets	$42,784		$38,531		$41,356		$42,195		$41,775

Past due loans (1):
Loans past due 30-89 days	$21,233		$20,602		$31,596		$17,338		$30,595
Loans past due 90 days or more	8,318		12,824		8,846		10,170		36,903
Total past due loans	$29,551		$33,426		$40,442		$27,508		$67,498

Criticized and classified loans (2):
Criticized loans	$319,448		$340,943		$362,295		$248,264		$148,580
Classified loans	136,927		114,884		132,650		108,594		98,127
Total criticized and classified loans	$456,375		$455,827		$494,945		$356,858		$246,707

Loans past due 30-89 days / total portfolio loans (3)	0.21%		0.19%		0.29%		0.16%		0.28%
Loans past due 90 days or more / total portfolio loans	0.08		0.12		0.08		0.09		0.33
Non-performing loans / total portfolio loans	0.41		0.36		0.38		0.38		0.37
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.41		0.36		0.38		0.38		0.38
Non-performing assets / total assets	0.25		0.23		0.25		0.26		0.25
Criticized and classified loans / total portfolio loans	4.41		4.26		4.59		3.25		2.23

Allowance for credit losses
Allowance for credit losses - loans	$140,730		$160,040		$185,827		$185,109		$168,475
Allowance for credit losses - loan commitments	5,766		6,731		9,514		10,829		10,685
Provision for credit losses	(21,025)		(27,958)		(209)		16,288		61,841
Net loan and deposit account overdraft charge-offs	(689)		648		524		(133)		1,942
Annualized net loan charge-offs and recoveries / average loans	(0.03)%		0.02%		0.02%		(0.00)%		0.07%
Allowance for credit losses - loans / total portfolio loans	1.36%		1.50%		1.72%		1.68%		1.52%
Allowance for credit losses - loans / total portfolio loans excluding PPP loans	1.43%		1.62%		1.85%		1.83%		1.65%
Allowance for credit losses - loans / non-performing loans	3.35	x	4.20	x	4.55	x	4.47	x	4.15	x
Allowance for credit losses - loans / non-performing loans and loans past due	1.97	x	2.24	x	2.29	x	2.68	x	1.56	x

	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
	2021		2021		2020		2020		2020
Capital ratios
Tier I leverage capital	10.42%		10.74%		10.51%		10.18%		9.09%
Tier I risk-based capital	15.15		14.95		14.72		14.29		12.59
Total risk-based capital	17.68		17.58		17.58		17.18		15.33
Common equity tier 1 capital ratio (CET 1)	13.83		13.65		13.40		12.99		12.59
Average shareholders' equity to average assets	16.44		16.65		16.59		15.92		15.57
Tangible equity to tangible assets (4)	10.34		10.30		10.52		10.27		9.09
Tangible common equity to tangible assets (4)	9.43		9.39		9.58		9.33		9.09

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) Total portfolio loans includes $543.6 million of PPP loans as of June 30, 2021.
(4) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2021	2021	2020	2020	2020	2021	2020
Return on average assets, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$68,057	$70,584	$50,210	$41,305	$4,488	$138,641	$27,884
Plus: after-tax restructuring and merger-related expenses (1)	965	672	383	2,850	370	1,638	4,450
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	69,022	71,256	50,593	44,155	4,858	140,279	32,334

Average total assets	$17,042,147	$16,636,258	$16,546,761	$16,719,717	$16,715,211	$16,840,324	$16,250,075

Return on average assets, excluding after-tax restructuring and merger-related expenses (annualized) (2)	1.62%	1.74%	1.22%	1.05%	0.12%	1.68%	0.40%

Return on average equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$68,057	$70,584	$50,210	$41,305	$4,488	$138,641	$27,884
Plus: after-tax restructuring and merger-related expenses (1)	965	672	383	2,850	370	1,638	4,450
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	69,022	71,256	50,593	44,155	4,858	140,279	32,334

Average total shareholders' equity	2,801,455	2,770,416	2,744,936	2,662,513	2,602,938	2,786,021	2,598,504

Return on average equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	9.88%	10.43%	7.33%	6.60%	0.75%	10.15%	2.50%

Return on average tangible equity:
Net income available to common shareholders	$68,057	$70,584	$50,210	$41,305	$4,488	$138,641	$27,884
Plus: amortization of intangibles (1)	2,270	2,288	2,628	2,643	2,658	4,558	5,324
Net income available to common shareholders before amortization of intangibles	70,327	72,872	52,838	43,948	7,146	143,199	33,208

Average total shareholders' equity	2,801,455	2,770,416	2,744,936	2,662,513	2,602,938	2,786,021	2,598,504
Less: average goodwill and other intangibles, net of def. tax liability	(1,145,882)	(1,148,171)	(1,150,184)	(1,150,549)	(1,152,856)	(1,147,020)	(1,132,591)
Average tangible equity	$1,655,573	$1,622,245	$1,594,752	$1,511,964	$1,450,082	$1,639,001	$1,465,913

Return on average tangible equity (annualized) (2)	17.04%	18.22%	13.18%	11.56%	1.98%	17.62%	4.56%

Average tangible common equity	$1,511,089	$1,477,736	$1,450,243	$1,431,657	$1,450,082	$1,494,517	$1,465,913
Return on average tangible common equity (annualized) (2)	18.67%	20.00%	14.49%	12.21%	1.98%	19.32%	4.56%

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$68,057	$70,584	$50,210	$41,305	$4,488	$138,641	$27,884
Plus: after-tax restructuring and merger-related expenses (1)	965	672	383	2,850	370	1,638	4,450
Plus: amortization of intangibles (1)	2,270	2,288	2,628	2,643	2,658	4,558	5,324
Net income available to common shareholders before amortization of intangibles and excluding after-tax restructuring and merger-related expenses	71,292	73,544	53,221	46,798	7,516	144,837	37,659

Average total shareholders' equity	2,801,455	2,770,416	2,744,936	2,662,513	2,602,938	2,786,021	2,598,504
Less: average goodwill and other intangibles, net of def. tax liability	(1,145,882)	(1,148,171)	(1,150,184)	(1,150,549)	(1,152,856)	(1,147,020)	(1,132,591)
Average tangible equity	$1,655,573	$1,622,245	$1,594,752	$1,511,964	$1,450,082	$1,639,001	$1,465,913

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	17.27%	18.39%	13.28%	12.31%	2.08%	17.82%	5.17%

Average tangible common equity	$1,511,089	$1,477,736	$1,450,243	$1,431,657	$1,450,082	$1,494,517	$1,465,913
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	18.92%	20.18%	14.60%	13.00%	2.08%	19.54%	5.17%

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2021	2021	2020	2020	2020	2021	2020

Efficiency ratio:
Non-interest expense	$83,812	$86,327	$88,069	$89,943	$85,502	$170,139	$176,835
Less: restructuring and merger-related expense	(1,222)	(851)	(484)	(3,608)	(468)	(2,074)	(5,633)
Non-interest expense excluding restructuring and merger-related expense	82,590	85,476	87,585	86,335	85,034	168,065	171,202

Net interest income on a fully taxable equivalent basis	116,906	117,517	120,790	121,705	120,156	234,423	241,502
Non-interest income	36,112	33,208	32,705	34,612	32,860	69,320	60,869
Net interest income on a fully taxable equivalent basis plus non-interest income	$153,018	$150,725	$153,495	$156,317	$153,016	$303,743	$302,371
Efficiency Ratio	53.97%	56.71%	57.06%	55.23%	55.57%	55.33%	56.62%

Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$68,057	$70,584	$50,210	$41,305	$4,488	$138,641	$27,884
Add: After-tax restructuring and merger-related expenses (1)	965	672	383	2,850	370	1,638	4,450
Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses	$69,022	$71,256	$50,593	$44,155	$4,858	$140,279	$32,334

Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses:
Net income per common share - diluted	$1.01	$1.05	$0.75	$0.61	$0.07	$2.06	$0.41
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	0.02	0.01	0.01	0.05	(0.00)	0.03	0.07
Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses	$1.03	$1.06	$0.76	$0.66	$0.07	$2.09	$0.48

	Period End
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2021	2021	2020	2020	2020
Tangible book value per share:
Total shareholders' equity	$2,780,836	$2,785,522	$2,756,737	$2,732,966	$2,569,521
Less: goodwill and other intangible assets, net of def. tax liability	(1,144,604)	(1,146,874)	(1,149,161)	(1,150,939)	(1,151,523)
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,529)	-
Tangible common equity	1,491,748	1,494,164	1,463,092	1,437,498	1,417,998

Common shares outstanding	65,970,149	67,282,134	67,254,706	67,216,012	67,211,192

Tangible book value per share	$22.61	$22.21	$21.75	$21.39	$21.10

Tangible common equity to tangible assets:
Total shareholders' equity	$2,780,836	$2,785,522	$2,756,737	$2,732,966	$2,569,521
Less: goodwill and other intangible assets, net of def. tax liability	(1,144,604)	(1,146,874)	(1,149,161)	(1,150,939)	(1,151,523)
Tangible equity	1,636,232	1,638,648	1,607,576	1,582,027	1,417,998
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,529)	-
Tangible common equity	1,491,748	1,494,164	1,463,092	1,437,498	1,417,998

Total assets	16,966,867	17,057,788	16,425,610	16,552,140	16,755,395
Less: goodwill and other intangible assets, net of def. tax liability	(1,144,604)	(1,146,874)	(1,149,161)	(1,150,939)	(1,151,523)
Tangible assets	$15,822,263	$15,910,914	$15,276,449	$15,401,201	$15,603,872

Tangible equity to tangible assets	10.34%	10.30%	10.52%	10.27%	9.09%

Tangible common equity to tangible assets	9.43%	9.39%	9.58%	9.33%	9.09%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2021	2021	2020	2020	2020	2021	2020
Pre-tax, pre-provision income:
Income before provision for income taxes	$89,180	$91,317	$64,557	$48,974	$4,530	$180,497	$31,547
Add: provision for credit losses	(21,025)	(27,958)	(209)	16,288	61,841	(48,984)	91,661
Pre-tax, pre-provision income	$68,155	$63,359	$64,348	$65,262	$66,371	$131,513	$123,208

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income before provision for income taxes	$89,180	$91,317	$64,557	$48,974	$4,530	$180,497	$31,547
Add: provision for credit losses	(21,025)	(27,958)	(209)	16,288	61,841	(48,984)	91,661
Add: restructuring and merger-related expenses	1,222	851	484	3,608	468	2,074	5,633
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$69,377	$64,210	$64,832	$68,870	$66,839	$133,587	$128,841

'Return on average assets, excluding certain items (1):
Income before provision for income taxes	$89,180	$91,317	$64,557	$48,974	$4,530	$180,497	$31,547
Add: provision for credit losses	(21,025)	(27,958)	(209)	16,288	61,841	(48,984)	91,661
Add: restructuring and merger-related expenses	1,222	851	484	3,608	468	2,074	5,633
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	69,377	64,210	64,832	68,870	66,839	133,587	128,841

Average total assets	$17,042,147	$16,636,258	$16,546,761	$16,719,717	$16,715,211	$16,840,324	$16,250,075

Return on average assets, excluding certain items (annualized) (1) (2)	1.63%	1.57%	1.56%	1.64%	1.61%	1.60%	1.59%

Return on average equity, excluding certain items (1):
Income before provision for income taxes	$89,180	$91,317	$64,557	$48,974	$4,530	$180,497	$31,547
Add: provision for credit losses	(21,025)	(27,958)	(209)	16,288	61,841	(48,984)	91,661
Add: restructuring and merger-related expenses	1,222	851	484	3,608	468	2,074	5,633
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	69,377	64,210	64,832	68,870	66,839	133,587	128,841

Average total shareholders' equity	$2,801,455	$2,770,416	$2,744,936	$2,662,513	$2,602,938	$2,786,021	$2,598,504

Return on average equity, excluding certain items (annualized) (1) (2)	9.93%	9.40%	9.40%	10.29%	10.33%	9.67%	9.97%

Return on average tangible equity, excluding certain items (1):
Income before provision for income taxes	$89,180	$91,317	$64,557	$48,974	$4,530	$180,497	$31,547
Add: provision for credit losses	(21,025)	(27,958)	(209)	16,288	61,841	(48,984)	91,661
Add: amortization of intangibles	2,873	2,896	3,327	3,346	3,365	5,769	6,739
Add: restructuring and merger-related expenses	1,222	851	484	3,608	468	2,074	5,633
Income before provision, restructuring and merger-related expenses and amortization of intangibles	72,250	67,106	68,159	72,216	70,204	139,356	135,580

Average total shareholders' equity	2,801,455	2,770,416	2,744,936	2,662,513	2,602,938	2,786,021	2,598,504
Less: average goodwill and other intangibles, net of def. tax liability	(1,145,882)	(1,148,171)	(1,150,184)	(1,150,549)	(1,152,856)	(1,147,020)	(1,132,591)
Average tangible equity	$1,655,573	$1,622,245	$1,594,752	$1,511,964	$1,450,082	$1,639,001	$1,465,913

Return on average tangible equity, excluding certain items (annualized) (1) (2)	17.50%	16.78%	17.00%	19.00%	19.47%	17.15%	18.60%

Average tangible common equity	$1,511,089	$1,477,736	$1,450,243	$1,431,657	$1,450,082	$1,494,517	$1,465,913
Return on average tangible common equity, excluding provision items (annualized) (1) (2)	19.18%	18.42%	18.70%	20.07%	19.47%	18.80%	18.60%
(1)	Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2)	The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.